Exhibit 10.9

Exhibit I

SECOND AMENDMENT
TO
THE SCOTTS COMPANY LLC EXECUTIVE RETIREMENT PLAN
(Amended and Restated as of January 1, 2011)
WHEREAS, The Scotts Company LLC (the “Company”) sponsors The Scotts Company LLC Executive Retirement Plan (the “Plan”); and
WHEREAS, Plan Section XI provides that the Plan may be amended by the Compensation and Organization Committee of the Board of Directors, or its delegate; and
WHEREAS, the Company wants to amend the Plan to permit Participants to defer Base Salary attributable to Compensation not in excess of the Pay Cap into the Plan;
NOW, THEREFORE, the Plan is amended effective January 1, 2012, as follows:
I.    Effective on and after January 1, 2012, Section C, “Election of Participant to Defer Compensation,” of Plan section IV, “Accounts,” is deleted and replaced by the following:
(1)    Annual Base Salary Deferral Elections

(a)
Each Eligible Employee may, on such terms and conditions as the Committee may specify, elect to have a percentage of his or her Base Salary attributable to Compensation in excess of the Pay Cap, for all pay periods commencing with the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap, deferred and allocated to his or her Deferred Compensation Account and paid pursuant to the terms of the Plan.

(b)
Each Eligible Employee may, on such terms and conditions as the Committee may specify, elect to have a percentage of his or her Base Salary attributable to Compensation not in excess of the Pay Cap, for all pay periods commencing with the first pay period of the Plan Year and ending with the pay period prior to the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap, deferred and allocated to his or her Deferred Compensation Account and paid pursuant to the terms of the Plan.

To exercise such elections for any Plan Year, on or before the date prescribed by the Benefits Administrative Committee (which shall be no later than December 31 of the calendar year preceding the Plan Year in which the services relating to such Base Salary are performed), the Eligible Employee must advise the Employer of his or her elections in writing or by filing such elections electronically using procedures prescribed by the Benefits Administrative Committee. Such Base Salary Deferral Elections shall apply only to Base Salary earned by and payable to the Participant after the date on which the Base Salary Deferral Election is received by the recordkeeper.
(2)    New Hire Base Salary Deferral Elections
Notwithstanding the preceding paragraph, for the Plan Year in which an employee first becomes an Eligible Employee, such Eligible Employee may complete a Base Salary Deferral Election at any time within 30 days following the date on which he or she becomes an Eligible Employee. Such Base Salary Deferral Elections shall apply only to Compensation earned by and payable to the Eligible Employee after the date on which the Base Salary Deferral Elections are received by the recordkeeper.

(a)
Such Base Salary Deferral Election with respect to Base Salary attributable to Compensation in excess of the Pay Cap shall apply for all pay periods commencing with the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap.

(b)
Such Base Salary Deferral Election with respect to Base Salary attributable to Compensation not in excess of the Pay Cap shall apply for all pay periods commencing with the first pay period beginning after the date on which the Base Salary Deferral Election is received by the recordkeeper and ending with the pay period prior to the pay period in which the Participant’s RSP Compensation reaches or first exceeds the Pay Cap.

(3)
If Base Salary Deferral Elections are submitted to the recordkeeper in accordance with this Section IV.C., the Employer will allocate to the Participant’s Deferred Compensation Account the amount of Base Salary determined in accordance with this Section IV.C. All Base Salary Deferral Elections made under Section IV.C.(1) become irrevocable no later than December 31 of the calendar year preceding the Plan Year to which a Participant’s Base Salary Deferral Election relates. All Base Salary Deferral Elections made under Section IV.C.(2) become irrevocable as of the end of the applicable 30-day period.

II.    Effective on and after January 1, 2012, subsection (2)(b), of Section D, “Employer Contributions,” of Plan section IV, “Accounts,” is deleted and replaced by the following:
(b)    Effective for Plan Years beginning on or after January 1, 2012, the Employers shall make a matching contribution with respect to each Participant who, under the Plan, has made or caused to be made Base Salary and Performance Award deferrals of the Participant’s Compensation for such Plan Year. Such matching contributions shall equal 150% of the first 4% of a Participant’s Compensation deferred to the Plan in excess of the Pay Cap plus 50% of the next 2% of a Participant’s Compensation deferred to the Plan in excess of the Pay Cap. Matching contributions shall not exceed 7% of a Participant’s Compensation in excess of the Pay Cap. Further, a Participant whose RSP Compensation does not exceed the Pay Cap for the applicable Plan Year shall receive a matching contribution on any Base Salary and/or Performance Award deferred to the Plan equal to 7% of such deferrals. Matching contributions shall be determined and credited to a Participant’s Matching Account between January 1 and March 31 of the Plan Year following the Plan Year to which they apply.
III.    Effective on and after January 1, 2012, Section A, “Time of Distribution,” of Plan section V, “Method of Distribution of Deferred Compensation,” is amended by adding the following new paragraph to the end thereof:
Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2012, with respect any matching contribution allocated to a Participant’s Matching Account under Section IV.D.(2)(b) after a distribution event described in this Section V.A., such matching contribution shall be paid on the later of (i) the applicable payment date under the Plan or (ii) the April 1 of the Plan Year in which the matching contribution is allocated to the Participant’s Matching Account.

THE SCOTTS COMPANY LLC
Certificate
I, Denise S. Stump, the Executive Vice President, Global Human Resources of The Scotts Company LLC hereby certify that the Second Amendment, attached hereto as Exhibit I, to The Scotts Company LLC Executive Retirement Plan, as Amended and Restated as of January 1, 2011, was implemented by me this day and made effective as of the date set forth therein.
This action is taken by me on behalf of The Scotts Company LLC, pursuant to delegations to me by the Compensation and Organization Committee of the Board of Directors of The Scotts Miracle-Gro Company on August 8, 2007, which delegation remains in full force and effect, as of the date of this Certificate.
THE SCOTTS COMPANY LLC
/s/ Denise S. Stump
Denise S. Stump
Executive Vice President, Global Human Resources
Dated: December _19__, 2011